                                                                    Exhibit 21.1


                                  Subsidiaries
                                  ------------

     Name                                      State of Incorporation
     ----                                      ----------------------
Kohl's Department Stores, Inc.                        Delaware

Kohl's Investment Corporation                         Delaware

Kohl's Illinois Corporation*                          Nevada

Kohl's Receivables Corporation*                       Wisconsin

Kohl's Pennsylvania, Inc.*                            Pennsylvania


*These subsidiaries are wholly owned subsidiaries of Kohl's Department Stores, Inc.